SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                 FORM 8-K

                              CURRENT REPORT



      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 30, 1997

                  TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                  -------------------------------------------
              (Exact Name of  Registrant as Specified in Charter)


        Delaware                       0-20303                13-2846796
        --------                       -------                ----------
(State or Other Jurisdiction        (Commission            (I.R.S. Employer
      of Incorporation)              File Number)         Identification No.)


  P.O. Box 382, Fields Lane, Brewster, New York                  10509
  ---------------------------------------------                  -----
    (Address of Principal Executive Offices)                    Zip Code


   Registrant's telephone number, including area code:  (914) 277-8100
                                                        --------------



           -----------------------------------------------------------
           Former name or former address, if changed since last report

  ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS.

          Acquisition of Assets of Programs for Education,
          ------------------------------------------------
  Inc.    On May 30, 1997, Touchstone Applied Science Associates,
  ----
  Inc. (the "Company"), through its wholly-owned subsidiary, Modern Learning Press, Inc. ("MLP"), purchased substantially all of the operating assets of Programs for Education, Inc. Such assets include: (i) all accounts receivable, (ii) cash and cash equivalents, (iii) inventory, furniture and fixtures, machinery and equipment, (iv) manuscripts, (v) all intellectual property and proprietary rights and interests (including, without limitation, author/publisher contracts, licenses, trademarks, tradenames, copyrights and patents) including "Modern Learning Press", "Programs for Education" and "Change A Print Frame", and (vi) any and all contracts and contract rights (including, without limitation, distribution and publishing rights and agreements with Gesell Institute, the "Words I Use When I Write", "My Word Book", "Word Power" and "Parent Pages" series) (collectively, the "Assets"). The purchase price for the Assets was $3,200,000 payable
  $2,200,000 in cash at the closing, and the balance of $1,000,000 by a five-year promissory note of MLP, bearing interest at a rate equal to the higher of 9.0% per annum or the prime rate of the Bank of New York plus 1% per annum, and requiring equal quarterly amortization payments. In addition, MLP assumed trade payables and accounts payable related to the acquired business in an approximate amount of $100,000, subject to post-closing verification. The acquisition was financed through available cash and short-term borrowings.
  The portion of the purchase price evidenced by MLP's promissory note is secured by a lien on the titles purchased. The Company has guaranteed the obligations of MLP under the promissory note and the other agreements referred to below, and has secured such guarantee with a pledge of the outstanding shares of MLP which are owned by the Company.

          In addition, pursuant to a Royalty Agreement between MLP and Bernard Shapiro, the founder of Programs for Education, Inc., MLP agreed to pay to Mr. Shapiro a royalty equal to the greater of either (i) $80,000, or (ii) 8% on all net sales of certain of the titles purchased by MLP, for a term of seven years following the closing. Pursuant to the Asset Purchase Agreement, MLP has also agreed to pay to Mr. Shapiro a deferred bonus in a maximum amount of $293,776, payable at the end of the 1997 fiscal year upon the achievement of specified milestones by MLP. The Company's guaranty extends to the foregoing obligations of MLP to Mr. Shapiro.

          Simultaneously with the closing, MLP entered into a one-year consulting agreement with Mr. Shapiro. The consulting fee of $200,000, provided for in the consulting agreement, was included as part of the aggregate purchase price paid by MLP. Also, each of the stockholders of Programs for Education, Inc. and Programs for Education, Inc. entered into non-competition agreements with MLP, the consideration for which was included in the aggregate purchase price paid by MLP.

          Through the acquisition of the assets of Programs for Education, the Company expects to expand its core products to include publishing of books and other materials used in the enhancement of the reading skills of elementary school students, as well as books in other subject areas.

  ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
               AND EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

               Independent Auditor's Report                             F - 1

               Balance Sheets                                           F - 2

               Statements of Operations                                 F - 3

               Statements of Retained Earnings                          F - 4

               Statements of Cash Flows                                 F - 5

               Notes to Financial Statements                            F - 6


          (b)  PRO FORMA FINANCIAL INFORMATION

               Introduction to Pro Forma Consolidated
                 Financial Statements                                   F - 12

               PRO FORMA Consolidated Balance Sheet                     F - 13

               PRO FORMA Consolidated Statement of Operations
                     for the Six Months Ended                           F - 14

               PRO FORMA Consolidated Statement of Operations
                     for the Year Ended                                 F - 15

               Notes to PRO FORMA Consolidated Financial Statements     F - 16

          (c)  EXHIBITS

               1. Asset Purchase Agreement, dated as of May 30, 1997, by and between Programs for Education, Inc., Bernard B. Shapiro, Modern Learning Press, Inc. and Touchstone Applied Science Associates, Inc.

               2.   Secured Promissory Note, dated May 30,
                    1997, of Modern Learning Press, Inc.

               3. Security Agreement, dated May 30, 1997, by and between Programs for Education, Inc., Bernard B. Shapiro and Modern
                    Learning Press, Inc.

               4.   Stock Pledge Agreement with Escrow
                    Provisions, dated May 30, 1997, by and
                    among Touchstone Applied Science
                    Associates, Inc., Programs for Education,
                    Inc. and Pluese, Lihotz, Incollingo &
                    Leone.

               5.   Guaranty Agreement, dated May 30, 1997, by
                    Touchstone Applied Science Associates,
                    Inc. in favor of Programs for Education, Inc. and Bernard B. Shapiro.

               6. Royalty Agreement, dated May 30, 1997, by and between Modern Learning Press, Inc.
                    and Bernard B. Shapiro.

                       INDEPENDENT AUDITORS' REPORT
                       ----------------------------


To The Shareholders
Programs For Education, Inc.
Rosemont, New Jersey



We have audited the accompanying balance sheets of Programs For Education, Inc. as of September 30, 1996 and 1995, and the related statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the management of Programs For Education, Inc. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Programs For Education, Inc. as of September 30, 1996 and 1995 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                             /s/  LAZAR, LEVINE & COMPANY LLP
                                  ---------------------------
                                  LAZAR, LEVINE & COMPANY LLP

New York, New York
May 16, 1997

                      PROGRAMS FOR EDUCATION, INC.
                      ----------------------------
                             BALANCE SHEETS
                             --------------
                    AS OF SEPTEMBER 30, 1996 AND 1995
                    ---------------------------------

                               - ASSETS -

                                                                    1996           1995
                                                                    ----           ----
CURRENT ASSETS:
 Cash (Note 2f)                                                 $  113,441     $  101,208
 Accounts receivable (Notes 2f and 3)                              250,765        236,531
 Inventory (Note 2b)                                               106,290        165,181
 Loan receivable - shareholder (Note 4)                               -            28,371
 Prepaid expenses and other current assets                           1,012         23,400
 Deferred tax asset (Note 2d)                                        3,500           -
                                                                ----------     ----------

TOTAL CURRENT ASSETS                                               475,008        554,691
                                                                ----------     ----------

PROPERTY AND EQUIPMENT (Note 2c):
 Leasehold improvements                                              2,292          2,292
 Furniture, fixtures and office equipment                          115,925        113,304
 Vehicles                                                             -            14,150
                                                                ----------     ----------
                                                                   118,217        129,746
 Less: accumulated depreciation                                   (102,329)      (109,174)
                                                                ----------     ----------

                                                                    15,888         20,572
                                                                ----------     ----------

OTHER ASSETS:
 Security deposit                                                      800            800
                                                                ----------      ---------

                                                                $  491,696     $  576,063
                                                                ==========     ==========

                  - LIABILITIES AND STOCKHOLDERS' EQUITY -

CURRENT LIABILITIES:
 Accounts payable                                               $    51,883     $   58,845
 Royalties payable (Note 2h)                                         58,853        45,560
 Payroll taxes payable                                               16,790        41,496
 Income taxes payable (Note 2d)                                       1,527        75,055
 Accrued litigation settlement (Note 8a)                             14,000          -
                                                                -----------     ---------

TOTAL CURRENT LIABILITIES                                           143,053       220,956
                                                                -----------     ---------

DEFERRED TAX LIABILITY (Note 2d)                                      5,516         7,416
                                                                -----------     ---------

COMMITMENTS AND CONTINGENCIES (Notes 5, 7 and 8)

STOCKHOLDERS' EQUITY:
 Common stock, no par value, 100 shares issued and outstanding        1,000         1,000
 Retained earnings                                                  342,127       346,691
                                                                -----------     ---------

TOTAL STOCKHOLDERS' EQUITY                                          343,127       347,691
                                                                -----------     ---------

                                                                $   491,696    $  576,063
                                                                ===========    ==========

              See accompanying notes and accountants' report.

                       PROGRAMS FOR EDUCATION, INC.
                       ----------------------------
                         STATEMENTS OF OPERATIONS
                         ------------------------
              FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995
              -----------------------------------------------


                                                                    1996           1995
                                                                    ----           ----
NET SALES (Note 7)                                              $ 1,709,061   $ 1,420,941
                                                                -----------     ---------

COST OF SALES:
 Beginning inventory                                                165,181       184,853
 Purchases (Note 7)                                                 248,733       200,872
 Direct costs (Schedule 1)                                          118,086       107,265
                                                                -----------     ---------
                                                                    532,000       492,990
 Less: Ending inventory                                             106,290       165,181
                                                                -----------     ---------
TOTAL COST OF SALES                                                 425,710       327,809
                                                                -----------     ---------

GROSS PROFIT                                                      1,283,351     1,093,132

 Selling, general and administrative expenses (Schedule 2)        1,307,059       956,042
                                                                -----------     ---------

(LOSS) INCOME FROM OPERATIONS                                       (23,708)      137,090
                                                                -----------     ---------

OTHER INCOME (EXPENSE):
 Interest income                                                     12,370         6,287
 Interest expense                                                    (5,004)         -
 Other income (expense)                                               4,885        (5,133)
                                                                -----------     ---------
TOTAL OTHER INCOME                                                   12,251         1,154
                                                                -----------     ---------

(LOSS) INCOME BEFORE PROVISION (CREDIT) FOR
 INCOME TAXES                                                       (11,457)      138,244

 Provision (credit) for income taxes (Note 2d)                       (6,893)       48,026
                                                                -----------     ---------

(LOSS) INCOME BEFORE CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                                                   (4,564)       90,218

 Cumulative effect of accounting change (net of income
 tax of $7,866)   (Note 2c)                                            -           11,800
                                                                -----------     ---------

NET (LOSS) INCOME                                               $    (4,564)  $   102,018
                                                                ===========   ===========





              See accompanying notes and accountants' report.


                       PROGRAMS FOR EDUCATION, INC.
                       ----------------------------
                      STATEMENTS OF RETAINED EARNINGS
                      -------------------------------
              FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995
              -----------------------------------------------



                                                                    1996           1995
                                                                    ----           ----
RETAINED EARNINGS, BEGINNING OF YEAR                            $   346,691     $ 244,673

 Net (loss) income                                                   (4,564)      102,018
                                                                -----------     ---------

RETAINED EARNINGS, END OF YEAR                                  $   342,127     $ 346,691
                                                                ===========     =========


              See accompanying notes and accountants' report.


                       PROGRAMS FOR EDUCATION, INC.
                       ----------------------------
                         STATEMENTS OF CASH FLOWS
                         ------------------------
              FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995
              -----------------------------------------------

                                                                    1996           1995
                                                                    ----           ----
INCREASE IN CASH AND CASH EQUIVALENTS:

RECONCILIATION OF NET INCOME TO NET CASH (USED)
 PROVIDED BY OPERATING ACTIVITIES:
 Net (loss) income                                              $    (4,564)    $ 102,018
 Adjustments to reconcile net (loss) income to net cash
  (used) provided by operating activities:
     Depreciation                                                     7,306         6,630
     Write-off of bad debts                                              73           377
     Deferred tax benefit                                            (5,400)         (450)
     Cumulative effect of accounting change (Note 2c)                  -          (11,800)
 Changes in assets and liabilities:
   (Increase) in employee advances                                   (1,012)         -
   (Increase) decrease in tax refund receivable                     (22,892)          973
   (Increase) in accounts receivable                                (14,308)      (99,037)
   Decrease in inventory                                             58,891        19,672
   Decrease (increase) in prepaid expenses                           23,400       (16,000)
   (Decrease) in accounts payable                                    (6,962)       (1,036)
   Increase in accrued royalties                                     13,293        13,654
   Increase in accrued litigation costs                              14,000          -
   (Decrease) increase in accrued payroll taxes                     (28,243)       40,326
   (Decrease) increase in accrued income taxes                      (47,099)       34,191
   (Decrease) in accrued pension plan contribution                     -           (5,668)
                                                                -----------     ---------
   Net cash (used) provided by operating activities                 (13,517)       83,850
                                                                -----------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Payment of loan to shareholder                                      28,371          -
 Acquisition of fixed assets                                         (2,621)       (5,502)
                                                                -----------     ---------
 Net cash provided (used) by investing activities                    25,750        (5,502)
                                                                -----------     ---------

NET INCREASE IN CASH                                                 12,233        78,348

 Cash, at beginning of year                                         101,208        22,860
                                                                -----------     ---------

CASH, AT END OF YEAR                                            $   113,441     $ 101,208
                                                                ===========     =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Interest paid                                                  $     5,004     $    -
 Income taxes paid                                                   72,084        14,000

              See accompanying notes and accountants' report.

                        PROGRAMS FOR EDUCATION, INC.
                        ----------------------------
                       NOTES TO FINANCIAL STATEMENTS
                       -----------------------------
                        SEPTEMBER 30, 1996 AND 1995
                        ---------------------------



NOTE   1   -   NATURE OF BUSINESS:

          Programs For Education, Inc. (the "Company") was formed in 1964 and incorporated in 1979 in the State of New Jersey. The Company is a publisher of materials for educators and parents of young children. Publications are provided to schools, educators, and parents nationwide. The Company uses the trade name of Modern Learning Press in its operations.


NOTE   2   -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     (A)  CASH EQUIVALENTS:

          Securities with maturities of three months or less when purchased are treated as cash equivalents in presenting the statement of cash flows.

     (B)  INVENTORY:

          The Company's inventory is valued at the lower of cost
          (first-in, first-out method) or market.   Inventories
          consist almost entirely of finished products.

     (C)  FIXED ASSETS, DEPRECIATION AND ACCOUNTING CHANGE:

          Fixed assets are reflected at cost. Depreciation is provided using the straight-line method over the following useful lives:

                   Office equipment          5 years
                   Furniture and fixtures    7 years
                   Vehicles                  3 years

              Leasehold improvements are amortized over the estimated useful lives of the improvements.

              Prior to September 30, 1995, the Company recorded depreciation for financial statement purposes using tax depreciation methods which are not in accordance with generally accepted accounting principles. Effective October 1, 1994, the Company began depreciating its fixed assets over the estimated useful lives on a straight-line basis. The cumulative effect of the change in prior years of $11,800, (net of income taxes), which is reflected on the September 30, 1995 statement of operations, is a one time credit to income.

     (D)      INCOME TAXES:

              The Company has adopted Statement No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS 109 requires use of the asset and liability approach of providing for income taxes. The implementation of this standard had no material effect on the financial statements of the Company.

                   PROGRAMS FOR EDUCATION, INC.
                   ----------------------------
                  NOTES TO FINANCIAL STATEMENTS
                  -----------------------------
                   SEPTEMBER 30, 1996 AND 1995
                   ---------------------------



NOTE   2   -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (D)      INCOME TAXES (CONTINUED):

              Deferred income taxes are provided for temporary differences in reporting income and expenses for financial statement purposes versus tax reporting purposes. The differences exist because different depreciation methods are utilized for financial reporting purposes and for tax purposes, and accrued litigation settlement costs are expensed for tax purposes only when paid. Deferred income taxes are classified as current or non-current depending on the classification of the assets and liabilities to which they relate.

              The deferred tax asset and liability are comprised of the following at September 30:

                                                      1996           1995
                                                      ----           ----

                   Deferred tax asset:
                   Litigation settlement costs       $3,500         $  -
                                                     ======         ======

               Deferred tax liability:
                   Depreciation                      $5,516         $7,416
                                                     ======         ======

     (E)      RECLASSIFICATIONS:

              Certain reclassifications have been made to the 1995 financial statements to conform to the presentation used in 1996.

     (F)      CONCENTRATION OF CREDIT RISK:

              Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

              The Company, from time to time, maintains cash balances which exceed the federal depository insurance coverage limit. Management attempts to monitor the soundness of its financial institution and feels the Company's risk is negligible.

              The Company believes that concentration with regards to accounts receivable is limited due to its large customer base.

     (G)      USE OF ESTIMATES:

              In preparing financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

                   PROGRAMS FOR EDUCATION, INC.
                   ----------------------------
                  NOTES TO FINANCIAL STATEMENTS
                  -----------------------------
                   SEPTEMBER 30, 1996 AND 1995
                   ---------------------------



NOTE   2   -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

      (H)     ROYALTIES PAYABLE:

              The Company pays, as part of its operations, royalties attributable to the sales of various products. Those costs are payable primarily to third party authors of the related products.


NOTE   3   -  ACCOUNTS RECEIVABLE:

              The Company does not provide for an allowance for doubtful accounts. Based upon the past collection history of accounts receivable, management of the Company feels that an allowance for doubtful accounts is not necessary.


NOTE   4   -  RELATED PARTY TRANSACTIONS:

              An outstanding loan to an officer and majority shareholder of the Company in the principal amount of $28,371 at September 30, 1995, was paid in full during the fiscal year ended September 30, 1996. Interest received on the loan was $1,833 and $1,875 for the fiscal years ended September 30, 1996 and 1995, respectively.


NOTE   5   -  COMMITMENTS:

              The Company rents its office and warehouse in Rosemont, New Jersey on a month-to-month basis. Rent expense for the years ended September 30, 1996 and 1995 aggregated $12,420 and $13,148, respectively.


NOTE   6   -  PENSION PLAN TERMINATION:

              The Company's pension plan was terminated effective April 1, 1995 and all pension trust assets were distributed to vested participants. A favorable determination letter was issued by the Internal Revenue Service.


NOTE   7   -  ECONOMIC DEPENDENCY:

              For the year ended September 30, 1996 purchases from two vendors aggregated approximately 37% and 17% of total purchases for the year. There were no amounts due to these two vendors at September 30, 1996.

                   PROGRAMS FOR EDUCATION, INC.
                   ----------------------------
                  NOTES TO FINANCIAL STATEMENTS
                  -----------------------------
                   SEPTEMBER 30, 1996 AND 1995
                   ---------------------------


NOTE   7   -  ECONOMIC DEPENDENCY (Continued):

              For the year ended September 30, 1995 purchases from one vendor aggregated approximately 68% of total purchases for the year. There was no amount due to this vendor at September 30, 1995.

              Approximately 80% of the Company's sales are from its "Words I Use" series of books, for each of the years ended September 30, 1996 and 1995.


NOTE   8   -  SUBSEQUENT EVENTS:

      (A)     LITIGATION SETTLEMENT:

              During May 1997, subsequent to the balance sheet date, the Company settled a lawsuit with a former employee. The Company denied any wrongdoing but agreed to an out of court settlement rather than incurring the expense of vigorously contesting this case. The amount of the out of court settlement was $14,000. This settlement cost was accrued at September 30, 1996.

      (B)     LETTER OF INTENT:

              On March 27, 1997, the Company entered into a letter of intent agreement to sell substantially all of its assets subject to its liabilities, to a newly formed subsidiary of Touchstone Applied Science Associates, Inc., for a purchase price of $3,200,000.

        INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTAL INFORMATION
        --------------------------------------------------------



To The Shareholders'
Programs For Education, Inc.
Rosemont, New Jersey



Our report on our audits of Programs For Education, Inc. for the years ended
September 30, 1996 and 1995, appears on page 1.   The audits were made for
the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules supporting the statements of operations, presented hereinafter, are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements, and accordingly, we express no opinion on it.





                            /s/ LAZAR, LEVINE & COMPANY LLP
                                ---------------------------
                                LAZAR, LEVINE & COMPANY LLP




New York, New York
May 16, 1997


                      PROGRAMS FOR EDUCATION, INC.
                      ----------------------------
              SCHEDULES SUPPORTING STATEMENTS OF OPERATIONS
              ---------------------------------------------
             FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995
             -----------------------------------------------
     (See Independent Auditors' Report on Supplemental Information)


                                                                    1996           1995
                                                                    ----           ----
DIRECT COSTS (Schedule 1):
 Assembly costs                                                 $     -         $   1,259
 Editing, printing, art and design                                    4,220        10,939
 Royalties                                                          110,360        85,838
 Spoilage and obsolescence                                            -             2,724
 Freight-in                                                           3,506         6,505
                                                                -----------     ---------
TOTAL DIRECT COSTS                                              $   118,086     $ 107,265
                                                                ===========     =========

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (Schedule 2):
 Officer's salary                                               $   590,000     $ 276,500
 Office salaries                                                    104,443        85,182
 Payroll taxes                                                       29,377        15,714
 Pension expense (Note 6)                                             -            46,572
 Advertising and promotion                                          184,033       162,121
 Freight-out and shipping supplies                                  107,256       107,903
 Consultant fees                                                     98,988        99,595
 Credit card fees                                                     5,362         4,159
 Professional fees                                                   76,613        36,525
 Rent (Note 5)                                                       12,420        13,148
 Telephone                                                           15,558        16,775
 Travel and entertainment                                            16,596        20,228
 Auto expenses                                                        4,938         7,582
 Utilities                                                            3,001         3,634
 Insurance                                                            7,738         6,783
 Postage                                                             14,507        13,969
 Office supplies and expenses                                         5,651         5,803
 Conventions and conferences                                          1,529         4,372
 Subcontractors                                                       1,405         5,900
 Contributions                                                        4,398         4,702
 Depreciation                                                         7,306         6,630
 Bad debts                                                               73           377
 Litigation settlement costs                                         14,000           -
 Miscellaneous                                                        1,867        11,868
                                                                 ----------     ---------
TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES               $1,307,059     $ 956,042
                                                                 ==========     =========




             See accompanying notes and accountants' report.

    TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC. AND SUBSIDIARIES
    ------------------------------------------------------------
    INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
    -----------------------------------------------------------
                            (Unaudited)



The following unaudited pro forma financial consolidated statements have been prepared based upon certain pro forma adjustments to the historical financial statements of Touchstone Applied Science Associates, Inc. and Subsidiaries (collectively called the Company), set forth elsewhere in this report. The pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of the Company.

The accompanying pro forma consolidated balance sheet has been presented as if the combination described below occurred at the
Company's balance sheet date.   The accompanying pro forma
consolidated statements of operations have been prepared as if the combinations occurred at the beginning of each period presented.
These pro forma consolidated financial statements do not purport to be indicative of future results or of the results which would actually have been obtained had the pro forma transactions been completed as of the beginning of the periods indicated.

The pro forma transaction is as follows:

       The purchase of the net assets of Programs For Education, Inc. for $3,200,000, consisting of cash and notes, on May 31, 1997 (see notes to pro forma financial statements).


       TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC. AND SUBSIDIARIES
       ------------------------------------------------------------
                   PRO FORMA CONSOLIDATED BALANCE SHEET
                   ------------------------------------
                               (Unaudited)

                                - ASSETS -

                                       - Historical -
                                         Touchstone
                                          Applied         - Historical  -
                                    Science Associates     Programs For           Pro Forma
                                     and Subsidiaries     Education, Inc.        Adjustments              Pro Forma
                                                                             -------------------
                                      April 30, 1997     March 31, 1997      Debit          Credit      Consolidated
                                      --------------     --------------      -----          ------      ------------
CURRENT ASSETS:
 Cash and cash equivalents                $2,909,221       $260,625                   $2,200,000(a)   $   969,846
 Accounts receivable                         351,066         90,132                                       441,198
 Inventories                                 216,255        117,370                                       333,625
 Loan receivable                             400,000                                                      400,000
 Prepaid expenses and other
   current assets                            259,363         29,299     $  200,000(b)                     488,662
                                          ----------       --------                                    ----------

TOTAL CURRENT ASSETS                       4,135,905        497,426                                     2,633,331

INVESTMENT IN SUBSIDIARY                       -              -          3,200,000(a)  3,200,000(b)         -

FIXED ASSETS - NET                         1,762,698         12,104                                     1,774,802

OTHER ASSETS:
 Test passage bank - net                   2,667,456          -                                         2,667,456
 Software development costs - net            231,220          -                                           231,220
 Other assets                                 50,856          2,800                                        53,656
 Costs in excess of net assets
   acquired - net                            353,287          -          2,111,967(b)                   2,465,254
 Covenant not to compete                       -              -            500,000(b)                     500,000
                                          ----------       --------                                   -----------

                                          $9,201,422       $512,330                                   $10,325,719
                                          ==========       ========                                   ===========

                 - LIABILITIES AND SHAREHOLDERS' EQUITY -

CURRENT LIABILITIES:
 Accounts payable and accrued expenses    $  144,520       $119,781                                   $   264,301
 Current portion of long-term debt           158,623          -                        $ 165,187(a)       323,810
                                          ----------       --------                                   -----------


TOTAL CURRENT LIABILITIES                    303,143        119,781                                       588,111
                                          ----------       --------                                   -----------

NON-CURRENT LIABILITIES:
 Deferred income taxes                       473,842          4,516                                       478,358
 Long-term debt                              755,675          -                          834,813(a)     1,590,488
                                          ----------       --------                                   -----------
                                           1,229,517          4,516                                     2,068,846
                                          ----------       --------                                   -----------

SHAREHOLDERS' EQUITY:
 Preferred stock                                -             -                                             -
 Common stock                                    814          1,000         $1,000(b)                         814
 Additional paid-in capital                4,251,299          -                                         4,251,299
 Stock subscription receivable               (14,350)         -                                           (14,350)
 Unrealized holding loss                         377          -                                               377
 Retained earnings                         3,430,622        387,033        387,033(b)                   3,430,622
                                          ----------       --------                                   -----------

                                           7,668,762        388,033                                     7,668,762
                                           ---------       --------                                   -----------

                                          $9,201,422       $512,330                                   $10,325,719
                                          ==========       ========                                   ===========


        See notes to pro forma consolidated financial statements.


       TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC. AND SUBSIDIARIES
       ------------------------------------------------------------
              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
              ----------------------------------------------
                         FOR THE SIX MONTHS ENDED
                         ------------------------
                              (Unaudited)


                                     - Historical -
                                       Touchstone
                                        Applied         - Historical -
                                   Science Associates    Programs For         Pro Forma
                                    and Subsidiaries    Education, Inc.      Adjustments        Pro Forma
                                                                         -------------------
                                     April 30, 1997     March 31, 1997   Debit        Credit   Consolidated
                                     --------------     --------------   -----        ------   ------------
NET REVENUE                            $1,592,167          $511,038                             $ 2,103,205

COST OF GOODS SOLD                        564,236           130,535     $ 26,960(c)                 721,731
                                       ----------          --------                             -----------

GROSS PROFIT                            1,027,931           380,503                               1,381,474

OPERATING EXPENSES                        946,727           330,865       70,399(d)               1,630,593
                                       ----------          --------                               -----------
                                                                          35,714(e)
                                                                         100,000(f)
                                                                         146,888(g)
INCOME (LOSS) FROM
 OPERATIONS                                81,204            49,638                                (249,119)

OTHER EXPENSES (INCOME)                   (23,493)           (5,558)      45,328(h)                  16,277
                                       ----------          --------                               -----------

INCOME (LOSS) BEFORE INCOME
 TAXES                                    104,697            55,196                                (265,396)

INCOME TAXES                               13,520            10,290                   $23,810(i)      -
                                       ----------          --------                               -----------

NET INCOME (LOSS)                    $     91,177          $ 44,906                             $  (265,396)
                                     ============          ========                             ===========

EARNINGS (LOSS) PER SHARE                                                                       $      (.03)
                                                                                                ===========

WEIGHTED AVERAGE SHARES
  OUTSTANDING                                                                                     8,072,618
                                                                                                ===========

        See notes to pro forma consolidated financial statements.



       TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC. AND SUBSIDIARIES
       ------------------------------------------------------------
              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
              ----------------------------------------------
                            FOR THE YEAR ENDED
                            ------------------
                               (Unaudited)


                                     - Historical -
                                       Touchstone
                                        Applied          - Historical -
                                   Science Associates     Programs For            Pro Forma
                                    and Subsidiaries     Education, Inc.         Adjustments            Pro Forma
                                                                             -------------------
                                    October 31, 1996   September 30, 1996    Debit        Credit      Consolidated
                                    ----------------     ------------------  -----        ------      ------------
NET REVENUE                            $2,519,908        $1,709,061                                     $ 4,228,969

COST OF GOODS SOLD                        711,564           425,710        $  91,150(c)                   1,228,424
                                       ----------        ----------                                     -----------

GROSS PROFIT                            1,808,344         1,283,351                                       3,000,545

OPERATING EXPENSES                      1,699,914         1,307,059          140,798(d)                   3,419,199
                                       ----------        ----------                                     -----------
                                                                              71,428(e)
                                                                             200,000(f)

INCOME (LOSS)  FROM
 OPERATIONS                               108,430           (23,708)                                       (418,654)

OTHER EXPENSES (INCOME)                  (102,827)          (12,251)          86,879(h)                     (28,199)
                                       ----------        ----------                                     -----------

INCOME (LOSS) BEFORE INCOME
 TAXES                                    211,257           (11,457)                                       (390,455)

INCOME TAXES (BENEFIT)                     19,209            (6,893)                      $12,316(i)          -
                                       ----------        ----------                                     -----------

NET INCOME (LOSS)                      $  192,048        $   (4,564)                                    $  (390,455)
                                       ==========        ==========                                     ===========


EARNINGS (LOSS) PER SHARE                                                                               $      (.05)
                                                                                                        ===========

WEIGHTED AVERAGE SHARES
 OUTSTANDING                                                                                              7,640,867
                                                                                                        ===========



        See notes to pro forma consolidated financial statements.

    TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC. AND SUBSIDIARIES
    ------------------------------------------------------------
        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
        ----------------------------------------------------
                            (Unaudited)



NOTE (A) Reflects the acquisition of the net assets of Programs For Education, Inc. for a purchase price of $3,200,000, of which $2,200,000 was paid in cash with the balance in the form of a $1,000,000 note payable in equal quarterly installments of principal and interest, at the higher of 9% or prime plus one percent per annum, over a five year period.

NOTE (B)    The acquisition price of $3,200,000 was allocated as follows:

            (1) $2,111,967 to goodwill
            (2)   $500,000 to covenant not to compete
            (3)   $200,000 to prepaid consulting fees
            (4)   $388,033 to net assets

NOTE (C) Reflects an 8% royalty payable to the shareholder of Programs For Education, Inc. based upon the sales of a particular group of products for the periods indicated.

NOTE (D) Reflects the straight-line amortization of goodwill arising from the acquisition based upon a fifteen-year period.

NOTE (E) Reflects the straight-line amortization of non-compete agreements arising from the acquisition based upon a seven-year period.

NOTE (F) Reflects the recognition of the expense associated with the $200,000 paid at closing for prepaid consulting fees. The consulting agreement is for a one-year period.

NOTE (G) Reflects a deferred salary bonus of $293,776 due to a shareholder of Programs For Education, Inc. based upon sales, pro rated for the six month period ended March 31, 1997. The twelve month period ended September 30, 1996 already reflects the officer salary in full.

NOTE (H) Reflects the interest expense on the $1,000,000 note payable which arose from the acquisition.

NOTE (I) Results of pro forma entries (C) - (H) above result in a consolidated loss, accordingly, the prior net tax provisions have been eliminated.

                           SIGNATURE


          Pursuant to the requirements of the Securities
  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                  TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.




                    By:  /s/ LINDA G. STRALEY
                       --------------------------------------

                        Linda G. Straley
                        Vice President and Secretary


  Date: June 16, 1997